CANTERBURY CONSULTING GROUP, INC.
         PROXY FOR ANNUAL MEETING FISCAL 2002
          Please sign and return immediately


KNOW ALL MEN BY THESE PRESENTS that I, the undersigned being a stockholder of Canterbury Consulting Group, Inc., Medford, New Jersey do hereby constitute and appoint Kevin J. McAndrew and Stanton M. Pikus, or either one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution to attend the Annual Meeting of Stockholders of said Corporation to be held at Braddock's Restaurant, 39 South Main Street, Medford, New Jersey on November 24, 2003 at 10:00 a.m. or any and all adjournment thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals specified in the notice of meeting dated September 29, 2003 or any and all adjournments thereof, with all the power I possess if I were personally present, hereby ratifying and confirming all that my said proxy or proxies may be in my name, place and stead as follows:

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

            ANNUAL MEETING OF STOCKHOLDERS OF
            CANTERBURY CONSULTING GROUP, INC.
                     November 24, 2003


                Please date, sign and mail
                   your proxy card in the
                envelope provided as soon
                       as possible.

1. Election of Directors: Each to serve for a term of one (1) year or until the next Annual Meeting:

                                     NOMINEES:
[ ]  FOR ALL NOMINEES             ( ) Stanton M. Pikus
                                  ( ) Kevin J. McAndrew
[ ]  WITHHOLD AUTHORITY           ( ) Jean Zwerlein Pikus
     FOR ALL NOMINEES             ( ) Alan B. Manin
                                  ( ) Stephen M. Vineberg
[ ]  FOR ALL EXCEPT               ( ) Paul L. Shapiro
(see instructions                 ( ) Frank A. Cappiello
below)

INSTRUCTION:
------------
To withhold authority to vote for any individual nominee(s), mark
"FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)



2. Proposal to ratify the appointment of Baratz & Associates, P.A. as the Company's Independent Public Auditors.

                                 FOR [ ]     AGAINST [ ]    ABSTAIN [ ]


3. Proposal to ratify the issuance of the 7 3/4 Senior Convertible Promissory Notes issued for working capital on June 3, 2003.

                                 FOR [ ]     AGAINST [ ]    ABSTAIN [ ]


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


IF NO DESIGNATIONS ARE MADE IN THE SPACES PROVIDED ABOVE, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSALS. The shares represented by a properly executed Proxy will be voted as directed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS; IT MAY BE REVOKED PRIOR TO ITS EXERCISE.



_________________________________________________ ____________________
Signature of Stockholder                           Date



_________________________________________________ ____________________
Signature of Stockholder                           Date

  NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.